UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 8, 2012

Tower Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50990	13-3894120
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

120 Broadway, 31st Floor New York, NY 10271
(Address of principal executive office)

(212) 655-2000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.133-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On July 30, 2012, Tower Group, Inc. (“Tower”) entered into an Agreement and Plan of Merger (the “Original Merger Agreement”) with Canopius Holdings Bermuda Ltd., a Bermuda limited company (“Canopius Bermuda”), Canopius Mergerco, Inc., a Delaware corporation and an indirect wholly owned subsidiary of Canopius Bermuda (“Delaware Purchaser”), and Condor 1 Corporation, a Delaware corporation and a direct wholly owned subsidiary of Canopius Mergerco, Inc. (“Merger Sub”), which agreement was included as an exhibit to Tower’s Current Report on Form 8-K filed on July 31, 2012. Under the terms of the Original Merger Agreement and subject to the satisfaction or waiver of the conditions therein, Tower and Canopius Bermuda will combine their businesses through a reverse triangular merger whereby Merger Sub will merge (the “Merger”) with and into Tower, with Tower continuing as the surviving corporation and a direct wholly owned subsidiary of Delaware Purchaser and an indirect wholly owned subsidiary of Canopius Bermuda. Pursuant to the Original Merger Agreement, at the effective time of the Merger, among other things, each issued and outstanding share of Tower common stock (except for shares owned by stockholders who properly exercise appraisal rights under Delaware General Corporation Law) would have been cancelled and converted automatically into the right to receive a number of common shares of Canopius Bermuda and $1.25 in cash per share, less any applicable withholding taxes.

On November 8, 2012, Tower entered into Amendment No. 1 to the Agreement and Plan of Merger (the “Amendment”) with Canopius Bermuda, Delaware Purchaser and Merger Sub, a copy of which is included as an exhibit to this Current Report on Form 8-K. The Amendment amends the Original Merger Agreement such that stockholders of Tower will no longer receive $1.25 in cash in exchange for each share of Tower common stock but will instead receive additional common shares of Canopius Bermuda in an all stock consideration transaction. In addition, as a result of the amendment, appraisal rights will not be available to Tower stockholders in connection with the Merger under Delaware General Corporation Law.

The foregoing descriptions of the Original Merger Agreement and the Amendment are not complete and are qualified in their entirety by reference to the complete text of such agreements, which are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)

Exhibit 2.1	Amendment No. 1 to Agreement and Plan of Merger, dated as of November 8, 2012, among Canopius Holdings Bermuda Ltd., Canopius Mergerco, Inc., Condor 1 Corporation and Tower Group, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 13, 2012

Tower Group, Inc.

By:	/s/ Elliot S. Orol

Elliot S. Orol Senior Vice President, General Counsel and Secretary

Exhibit Index

Exhibit 2.1	Amendment No. 1 to Agreement and Plan of Merger, dated as of November 8, 2012, among Canopius Holdings Bermuda Ltd., Canopius Mergerco, Inc., Condor 1 Corporation and Tower Group, Inc.